Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Iro.Antoniadou@pmi.com
Email: InvestorRelations@pmi.com
PHILIP MORRIS INTERNATIONAL INC. REPORTS 2019 FOURTH-QUARTER & FULL-YEAR RESULTS;
2019 FULL-YEAR REPORTED DILUTED EPS OF $4.61 VS. $5.08 IN 2018, REFLECTING
CURRENCY-NEUTRAL LIKE-FOR-LIKE ADJUSTED DILUTED EPS GROWTH OF 9.9%;
PROVIDES 2020 EARNINGS PER SHARE FORECAST

NEW YORK, February 6, 2020 – Philip Morris International Inc. (NYSE: PM) today announces its 2019 fourth-quarter and full-year results. Comparisons presented in this press release on a "like-for-like" basis reflect pro forma 2018 results, which have been adjusted for the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 (the date of deconsolidation). In addition, reflecting the deconsolidation, PMI's total market share has been restated for previous periods.
2019 FULL-YEAR & FOURTH-QUARTER HIGHLIGHTS
2019 Full-Year

•	Reported diluted EPS of $4.61, down by 9.3%; down by 6.7%, excluding currency

•	Adjusted diluted EPS of $5.19, up by 1.8%; up by 9.9% on a like-for-like basis, excluding unfavorable currency of $0.13 per share

•
Cigarette and heated tobacco unit shipment volume down by 2.0%, reflecting cigarette shipment volume down by 4.5% and heated tobacco unit shipment volume up by 44.2% (to 59.7 billion units); down by 1.4% on a like-for-like basis

•	Market share of heated tobacco units in IQOS markets, excluding the U.S., up by 1.4 points to 5.0%

•	Net revenues up by 0.6%; up by 6.4% on a like-for-like basis, excluding currency

•	Operating income down by 7.4%; down by 4.9%, excluding currency

•	Adjusted operating income up by 11.2% on a like-for-like basis, excluding currency

•	Adjusted operating income margin up by 1.7 points to 39.2% on a like-for-like basis, excluding currency

•	Regular quarterly dividend increase of 2.6% to an annualized rate of $4.68 per common share

•	Total IQOS users at year-end estimated at 13.6 million, of which 9.7 million have stopped smoking and switched to IQOS

•	IQOS introduced for sale in the U.S. following its marketing order authorization by the U.S. Food and Drug Administration

•	New IQOS 3 DUO device introduced in IQOS markets globally, excluding the U.S.
2019 Fourth-Quarter

•	Reported diluted EPS of $1.04, down by 15.4%; also down by 15.4%, excluding currency

•	Adjusted diluted EPS of $1.22, down by 2.4%; up by 4.3% on a like-for-like basis, excluding currency

•
Cigarette and heated tobacco unit shipment volume down by 5.0%, reflecting cigarette shipment volume down by 8.0% and heated tobacco unit shipment volume up by 40.7% (to 17.1 billion units); down by 4.4% on a like-for-like basis

•	Market share of heated tobacco units in IQOS markets, excluding the U.S., up by 1.7 points to 5.5%

•	Asset impairment and exit costs of approximately $0.20 per share, principally related to a plant closure in Germany as part of global manufacturing infrastructure optimization

•	Net revenues up by 2.9%; up by 6.3% on a like-for-like basis, excluding currency

•	Operating income down by 7.3%; down by 8.3%, excluding currency

•	Adjusted operating income up by 11.9% on a like-for-like basis, excluding currency

•	Adjusted operating income margin up by 1.8 points to 36.7% on a like-for-like basis, excluding currency
"2019 marked a year of strong underlying business performance for PMI, driven by broad-based growth for IQOS and solid pricing for our combustible tobacco portfolio, with like-for-like adjusted diluted EPS up by 9.9%, excluding currency," said André Calantzopoulos, Chief Executive Officer.
"We continue to make significant progress in the transformation of our business, with smoke-free products now accounting for 8% of shipment volume and nearly one-fifth of net revenues, while further demonstrating our ability to maintain combustible tobacco leadership internationally, as evidenced by Marlboro’s full-year cigarette share of 10% -- an all-time high."
"Although we anticipate a few temporary headwinds, notably in Indonesia, we enter 2020 with favorable momentum, and expect to deliver like-for-like currency-neutral net revenue and adjusted diluted EPS growth this year consistent with our 2019 to 2021 compound annual growth targets of at least 5% and 8%, as well as further margin expansion."
2020 FULL-YEAR FORECAST

	Full-Year
2020 EPS Forecast	2020 Forecast		2019		Adjusted Growth

Reported Diluted EPS	≥	$5.50	$4.61
2019 Tax items			(0.04)
2019 Asset impairment and exit costs			0.23
2019 Canadian tobacco litigation-related expense			0.09
2019 Loss on deconsolidation of RBH			0.12
2019 Russia excise and VAT audit charge			0.20
2019 Fair value adjustment for equity security investments			(0.02)
Adjusted Diluted EPS		$5.50	$5.19
Net earnings attributable to RBH			(0.06)	(a)
Adjusted Diluted EPS		$5.50	$5.13	(b)
Currency		(0.04)
Adjusted Diluted EPS, excluding currency	≥	$5.54	$5.13	(b)	≥	8%

(a) Net reported diluted EPS attributable to RBH from January 1, 2019 through March 21, 2019.
(b) Pro forma.
Reported diluted earnings per share forecast to be at least $5.50, at prevailing exchange rates, representing a projected increase of at least 19% versus reported diluted earnings per share of $4.61 in 2019.

- -2 -

•
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.04 per share, this forecast represents a projected increase of at least 8% versus pro forma adjusted diluted earnings per share of $5.13 in 2019, as detailed in the above table.

2020 Full-Year Forecast Assumptions
This forecast assumes:

•
An estimated total international industry volume decline, excluding China and the U.S., of approximately 3% to 4%, partly reflecting the impact of an above-inflation excise tax increase in Indonesia (following no increase in 2019) and further out-switching to the cigarillo category in Japan, which together account for approximately 100 basis points of the decline;

•
A total cigarette and heated tobacco unit shipment volume decline for PMI of approximately 2.5% to 3.5% on a like-for-like basis, partly reflecting the same factors as noted above for the total international industry volume decline;

•	A full-year heated tobacco unit shipment volume that keeps PMI well on-track to reach its 2021 target of 90 to 100 billion units;

•	Currency-neutral net revenue growth, on a like-for-like basis, of approximately 5%;

•
An increase in full-year currency-neutral, like-for-like adjusted operating income margin of at least 150 basis points versus 2019, partly reflecting cost efficiencies that fully offset incremental net RRP investment;

•	Operating cash flow of approximately $10.5 billion, subject to year-end working capital requirements and currency movements;

•	Capital expenditures of approximately $1.0 billion;

•	An effective tax rate of approximately 23.0%; and

•	No share repurchases.
This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the U.S. Tax Cuts and Jobs Act, further developments pertaining to the judgment in the two Québec Class Action lawsuits and the Companies’ Creditors Arrangement Act (CCAA) protection granted to RBH, and any unusual events.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.
Global Collaboration Agreement with KT&G
On January 29, 2020, PMI announced a global collaboration agreement with the leading tobacco and nicotine company in South Korea, KT&G, to commercialize KT&G’s smoke-free products outside of the country. This collaboration serves to accelerate the achievement of PMI's vision of a smoke-free future, by offering adult smokers a broader choice of smoke-free alternatives to cigarettes.
The agreement, which will run for an initial period of three years, allows PMI to distribute current KT&G smoke-free products, and their evolutions, on an exclusive basis, and does not restrict PMI from distributing its own or third-party products. KT&G’s smoke-free product portfolio includes heat-not-burn tobacco products (e.g., Lil Mini and Lil Plus), hybrid technologies that combine heat-not-burn tobacco and e-vapor technologies (e.g., Lil Hybrid), and e-vapor products (e.g., Lil Vapor).

- -3 -

Products sold under the agreement will be subject to careful assessment to ensure they meet the regulatory requirements in the markets where they are launched, as well as PMI’s high standards of quality and scientific substantiation of their harm reduction potential. PMI and KT&G will seek any necessary regulatory approvals that may be required on a market-by-market basis.
PMI will be responsible for the commercialization of smoke-free products supplied under the agreement. The agreement does not pertain to the South Korean market or combustible products. There are no current plans to commercialize KT&G products in the U.S.
Conference Call
A conference call, hosted by André Calantzopoulos, Chief Executive Officer, and Martin King, Chief Financial Officer, will be webcast at 9:00 a.m., Eastern Time, on February 6, 2020. Access is at www.pmi.com/2019Q4earnings. The audio webcast may also be accessed on iOS or Android devices by downloading PMI’s free Investor Relations Mobile Application at www.pmi.com/irapp.
CONSOLIDATED SHIPMENT VOLUME & MARKET SHARE

PMI Shipment Volume by Region	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes
European Union	41,226	43,744	(5.8)%	174,319	179,622	(3.0)%
Eastern Europe	25,865	28,424	(9.0)%	100,644	108,718	(7.4)%
Middle East & Africa	32,611	35,774	(8.8)%	134,568	136,605	(1.5)%
South & Southeast Asia	44,704	47,623	(6.1)%	174,934	178,469	(2.0)%
East Asia & Australia	11,301	12,772	(11.5)%	49,951	56,163	(11.1)%
Latin America & Canada	19,387	21,909	(11.5)%	72,293	80,738	(10.5)%
Total PMI	175,094	190,246	(8.0)%	706,709	740,315	(4.5)%

Heated Tobacco Units
European Union	3,759	2,124	77.0%	12,569	5,977	+100%
Eastern Europe	5,240	2,312	+100%	13,453	4,979	+100%
Middle East & Africa	593	571	3.9%	2,654	3,403	(22.0)%
South & Southeast Asia	—	—	—%	—	—	—%
East Asia & Australia	7,424	7,111	4.4%	30,677	26,866	14.2%
Latin America & Canada (1)	97	49	98.0%	299	147	+100%
Total PMI	17,113	12,167	40.7%	59,652	41,372	44.2%

Cigarettes and Heated Tobacco Units
European Union	44,985	45,868	(1.9)%	186,888	185,599	0.7%
Eastern Europe	31,105	30,736	1.2%	114,097	113,697	0.4%
Middle East & Africa	33,204	36,345	(8.6)%	137,222	140,008	(2.0)%
South & Southeast Asia	44,704	47,623	(6.1)%	174,934	178,469	(2.0)%
East Asia & Australia	18,725	19,883	(5.8)%	80,628	83,029	(2.9)%
Latin America & Canada	19,484	21,958	(11.3)%	72,592	80,885	(10.3)%
Total PMI	192,207	202,413	(5.0)%	766,361	781,687	(2.0)%
(1) Includes shipments to Altria Group, Inc., commencing in the third quarter of 2019, for sale in the United States under license.

- -4 -

Full-Year
Estimated international industry cigarette and heated tobacco unit volume, excluding China and the U.S., of 2.7 trillion, decreased by 2.0%, due to the EU, EE, S&SA, EA&A and LA&C, as described in the Regional sections below.
PMI's total shipment volume decreased by 2.0%, or by 1.4% on a like-for-like basis, due to:

•	Middle East & Africa, primarily reflecting lower cigarette shipment volume, notably in Turkey, partly offset by Egypt and Saudi Arabia, and lower heated tobacco unit shipment volume in PMI Duty Free;

•	South & Southeast Asia, reflecting lower cigarette shipment volume, primarily in Indonesia, Pakistan and the Philippines, partly offset by Thailand;

•
East Asia & Australia, primarily reflecting lower cigarette shipment volume in Japan and lower cigarette and heated tobacco unit shipment volume in Korea, partly offset by higher heated tobacco unit shipment volume in Japan; and

•
Latin America & Canada, reflecting lower cigarette shipment volume, principally in Argentina, Canada (primarily due to the impact of the deconsolidation of RBH) and Venezuela. On a like-for-like basis, PMI's total shipment volume in the Region decreased by 5.2%;

partly offset by

•	the EU, reflecting higher heated tobacco unit shipment volume across the Region, notably in Italy, partly offset by lower cigarette shipment volume, primarily in France, Germany and Italy; and

•
Eastern Europe, reflecting higher heated tobacco unit shipment volume across the Region, notably in Kazakhstan, Russia and Ukraine, partly offset by lower cigarette shipment volume, primarily in Russia and Ukraine.

Impact of Inventory Movements
On a like-for-like basis, excluding the net favorable impact of estimated distributor inventory movements of approximately 1.1 billion units, PMI’s total in-market sales declined by 1.5%, due to a 3.7% decline of cigarettes, partly offset by a 35.3% increase in heated tobacco units.
The net favorable impact of estimated distributor inventory movements of approximately 1.1 billion units reflected a 2.7 billion favorable impact from heated tobacco units (driven primarily by Japan, mainly reflecting a favorable comparison with 2018 in which IQOS consumable inventories were reduced, partly offset by PMI Duty Free), partially offset by a 1.6 billion unfavorable impact from cigarettes (due primarily to Japan, North Africa and Thailand, partly offset by the EU Region and Saudi Arabia).
Fourth-Quarter
PMI's total shipment volume decreased by 5.0%, or by 4.4% on a like-for-like basis, principally due to:

•	the EU, reflecting lower cigarette shipment volume, primarily in France, Germany and Italy, partly offset by higher heated tobacco unit shipment volume across the Region, notably in Italy;

•	Middle East & Africa, reflecting lower cigarette shipment volume, notably in Turkey, partly offset by Saudi Arabia;

•	South & Southeast Asia, reflecting lower cigarette shipment volume, primarily in Indonesia, Pakistan and the Philippines, partly offset by Thailand;

- -5 -

•
East Asia & Australia, reflecting lower cigarette shipment volume, notably in Japan, as well as lower heated tobacco unit shipment volume in Korea, partly offset by higher heated tobacco unit shipment volume in Japan; and

•
Latin America & Canada, reflecting lower cigarette shipment volume, primarily in Argentina and Canada (mainly due to the impact of the deconsolidation of RBH). On a like-for-like basis, PMI's total shipment volume in the Region decreased by 5.2%;

partly offset by

•
Eastern Europe, reflecting higher heated tobacco unit shipment volume across the Region, notably in Kazakhstan, Russia and Ukraine, partly offset by lower cigarette shipment volume, mainly in Russia and Ukraine.

Impact of Inventory Movements
On a like-for-like basis, excluding the net unfavorable impact of estimated distributor inventory movements of approximately 2.5 billion units, PMI’s total in-market sales declined by 3.1%, due to a 6.0% decline of cigarettes, partly offset by a 44.7% increase in heated tobacco units.
The net unfavorable impact of estimated distributor inventory movements of approximately 2.5 billion units reflected a 2.3 billion impact from cigarettes, due mainly to the EU Region, Japan and North Africa.
PMI Shipment Volume by Brand

PMI Shipment Volume by Brand	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes
Marlboro	66,025	68,436	(3.5)%	262,908	264,423	(0.6)%
L&M	23,107	23,038	0.3%	92,873	89,789	3.4%
Chesterfield	13,683	14,831	(7.7)%	57,185	59,452	(3.8)%
Philip Morris	12,216	13,177	(7.3)%	49,164	49,864	(1.4)%
Parliament	9,639	10,656	(9.5)%	38,723	41,697	(7.1)%
Sampoerna A	9,121	10,391	(12.2)%	35,133	39,522	(11.1)%
Dji Sam Soe	9,346	8,044	16.2%	32,435	29,195	11.1%
Bond Street	6,926	8,212	(15.7)%	28,025	32,173	(12.9)%
Lark	4,027	5,417	(25.7)%	19,602	23,021	(14.9)%
Fortune	3,129	4,805	(34.9)%	12,831	16,596	(22.7)%
Others	17,875	23,239	(23.1)%	77,830	94,583	(17.7)%
Total Cigarettes	175,094	190,246	(8.0)%	706,709	740,315	(4.5)%
Heated Tobacco Units (1)	17,113	12,167	40.7%	59,652	41,372	44.2%
Total PMI	192,207	202,413	(5.0)%	766,361	781,687	(2.0)%
(1) Includes shipments to Altria Group, Inc., commencing in the third quarter of 2019, for sale in the United States under license.
Note: Sampoerna A includes Sampoerna; Philip Morris includes Philip Morris/Dubliss; and Lark includes Lark Harmony.
Full-Year
PMI's cigarette shipment volume of the following brands decreased:

•	Marlboro, mainly due to Italy and Japan, partly reflecting the impact of out-switching to heated tobacco units, as well as France, partially offset by the Philippines, Saudi Arabia and Turkey;

•	Chesterfield, mainly due to Argentina, Italy, Russia and Venezuela, partly offset by Brazil;

•	Philip Morris, notably due to Argentina, partly offset by Indonesia and Russia;

- -6 -

•	Parliament, mainly due to Japan, Korea and Russia;

•	Sampoerna A in Indonesia, mainly reflecting the impact of retail price increases resulting in widened price gaps with competitors' products;

•	Bond Street, mainly due to Russia and Ukraine;

•	Lark, mainly due to Japan and Turkey;

•	Fortune in the Philippines, mainly reflecting up-trading to Marlboro resulting from narrowed price gaps with the below premium price segment; and

•
"Others," notably due to: the impact of the deconsolidation of RBH in Canada; mid-price Sampoerna U in Indonesia, partly reflecting the impact of above-inflation retail price increases; and low-price brands, notably Morven in Pakistan and Next/Dubliss in Russia, partly offset by Jackpot in the Philippines.

The increase in PMI's heated tobacco unit shipment volume was mainly driven by: the EU (notably Italy and Poland), Eastern Europe (notably Kazakhstan, Russia and Ukraine) and Japan, partly offset by Korea and PMI Duty Free.
PMI's cigarette shipment volume of the following brands increased:

•	L&M, mainly driven by Egypt and Thailand, partly offset by Russia and Turkey; and

•	Dji Sam Soe in Indonesia, driven by the strong performance of the DSS Magnum Mild 16 variant and the introduction of 20s and 50s variants.
International Share of Market
PMI's total international market share (excluding China and the U.S.), defined as PMI's cigarette and heated tobacco unit sales volume as a percentage of total industry cigarette and heated tobacco unit sales volume, increased by 0.1 point to 28.4%, reflecting:

•	Total international heated tobacco unit market share of 2.2%, up by 0.6 points; and

•	Total international cigarette market share of 26.2%, down by 0.5 points.
PMI's total international cigarette market share, defined as PMI's cigarette sales volume as a percentage of total industry cigarette sales volume, was down by 0.3 points to 26.9%, mainly reflecting: out-switching to heated tobacco units, notably in the EU and Japan; and lower cigarette market share, notably in Argentina, Indonesia, Korea and Turkey.
In 2019, PMI owned six of the world's top 15 international cigarette brands, with international cigarette market shares as follows: Marlboro, 10.0%; L&M, 3.5%; Chesterfield, 2.2%; Philip Morris, 1.9%; Parliament, 1.5%; and Bond Street, 1.1%.
Fourth-Quarter
PMI's cigarette shipment volume of the following brands decreased:

•	Marlboro, mainly due to Italy and Japan, partly reflecting the impact of out-switching to heated tobacco units, as well as France, the GCC and Turkey, partially offset by PMI Duty Free;

•	Chesterfield, mainly due to Argentina, Italy and Turkey, partly offset by Brazil;

•	Philip Morris, mainly due to Argentina and Russia, partly offset by Indonesia;

•	Parliament, mainly due to Russia and Turkey;

•	Sampoerna A in Indonesia, mainly reflecting the same factor as in the full year;

•	Bond Street, mainly due to Russia;

•	Lark, mainly due to Japan and Turkey;

- -7 -

•	Fortune in the Philippines, mainly reflecting the same factor as in the full year; and

•
"Others," notably due to: the impact of the deconsolidation of RBH in Canada; mid-price Sampoerna U in Indonesia, partly reflecting the same factor as in the full year; and low-price Morven in Pakistan.

The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU (notably Italy and Poland), Eastern Europe (notably Kazakhstan, Russia and Ukraine) and Japan, partly offset by Korea.
PMI's cigarette shipment volume of the following brands increased:

•	L&M, mainly driven by Egypt and Thailand, partly offset by Germany and Turkey; and

•	Dji Sam Soe in Indonesia, driven by the same factors as in the full year.
International Share of Market
PMI's total international market share (excluding China and the U.S.) decreased by 0.2 points to 28.4%, reflecting:

•	Total international cigarette market share of 25.9%, down by 1.1 point; and

•	Total international heated tobacco unit market share of 2.4%, up by 0.8 points.
PMI's total international cigarette market share was down by 0.9 points to 26.7%, mainly reflecting: out-switching to heated tobacco units, notably in the EU Region and Russia; and lower cigarette market share, notably in Argentina, Indonesia, Korea and Turkey.

- -8 -

CONSOLIDATED FINANCIAL SUMMARY
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 29,805	$ 29,625	0.6%	3.8%	180	(937)	1,483	397	(763)
Cost of Sales	(10,513)	(10,758)	2.3%	(0.5)%	245	302	—	(309)	252
Marketing, Administration and Research Costs (2)	(8,695)	(7,408)	(17.4)%	(22.0)%	(1,287)	340	—	—	(1,627)
Amortization of Intangibles	(66)	(82)	19.5%	15.9%	16	3	—	—	13
Operating Income	$ 10,531	$ 11,377	(7.4)%	(4.9)%	(846)	(292)	1,483	88	(2,125)
Asset Impairment & Exit Costs (3)	(422)	—	—%	—%	(422)	—	—	—	(422)
Canadian Tobacco Litigation-Related Expense (3)	(194)	—	—%	—%	(194)	—	—	—	(194)
Loss on Deconsolidation of RBH (3)	(239)	—	—%	—%	(239)	—	—	—	(239)
Russia Excise and VAT Audit Charge (3)	(374)	—	—%	—%	(374)	—	—	—	(374)
Adjusted Operating Income	$ 11,760	$ 11,377	3.4%	5.9%	383	(292)	1,483	88	(896)

Adjusted Operating Income Margin	39.5%	38.4%	1.1pp	0.8pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Unfavorable Cost/Other variance includes the 2019 Canadian tobacco litigation-related expense, the loss on deconsolidation of RBH, asset impairment and exit costs, the impact of the RBH deconsolidation and the Russia excise and VAT audit charge.

(3) Included in Marketing, Administration and Research Costs above.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues, excluding unfavorable currency, increased by 3.8%, mainly reflecting: a favorable pricing variance, notably in Germany, Indonesia, Japan, the Philippines and Turkey; and favorable volume/mix, mainly driven by heated tobacco unit and IQOS device volume in the EU and Russia, and heated tobacco unit volume in Japan, partly offset by unfavorable volume/mix of cigarettes, notably in Australia, the EU, Indonesia, Japan and Russia, unfavorable heated tobacco unit volume in PMI Duty Free, and unfavorable IQOS device volume in Japan and Korea. The currency-neutral growth in net revenues of 3.8% came despite the unfavorable impact of $763 million, shown in "Cost/Other," predominantly resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, increased by 6.4%, as detailed in Schedule 9.
Operating income, excluding unfavorable currency, decreased by 4.9%. Excluding the loss on deconsolidation of RBH, the Canadian tobacco litigation-related expense, asset impairment and exit charges related to plant closures in Argentina, Colombia, Germany and Pakistan as part of global manufacturing infrastructure optimization, as well as the Russia excise and VAT audit charge, adjusted operating income, excluding unfavorable currency, increased by 5.9%, primarily reflecting: a favorable pricing variance; favorable volume/mix, mainly driven by heated tobacco units in the EU, Japan and Russia, partly offset by unfavorable volume/mix of cigarettes, notably in Australia, the EU, Indonesia, Japan and Russia, as well as unfavorable heated tobacco unit volume in PMI Duty Free; and lower

- -9 -

manufacturing costs; partly offset by higher marketing, administration and research costs, reflecting increased investment behind reduced-risk products (mainly in the EU and Eastern Europe), and the net unfavorable impact resulting from the deconsolidation of RBH shown in "Cost/Other." On a like-for-like basis, adjusted operating income, excluding unfavorable currency, increased by 11.2%, as detailed in Schedule 9.
Adjusted operating income margin, excluding currency, increased by 0.8 points to 39.2%, as detailed in Schedule 8, or by 1.7 points to 39.2% on a like-for-like basis, as detailed in Schedule 9.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 7,713	$ 7,499	2.9%	2.9%	214	(6)	530	(60)	(250)
Cost of Sales	(2,778)	(2,781)	0.1%	(0.9)%	3	28	—	(54)	29
Marketing, Administration and Research Costs (2)	(2,413)	(1,997)	(20.8)%	(21.2)%	(416)	7	—	—	(423)
Amortization of Intangibles	(16)	(19)	15.8%	15.8%	3	—	—	—	3
Operating Income	$ 2,506	$ 2,702	(7.3)%	(8.3)%	(196)	29	530	(114)	(641)
Asset Impairment & Exit Costs (3)	(357)	—	—%	—%	(357)	—	—	—	(357)
Adjusted Operating Income	$ 2,863	$ 2,702	6.0%	4.9%	161	29	530	(114)	(284)

Adjusted Operating Income Margin	37.1%	36.0%	1.1pp	0.7pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Unfavorable Cost/Other variance includes 2019 asset impairment and exit costs.
(3) Included in Marketing, Administration and Research Costs above.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues, excluding unfavorable currency, increased by 2.9%, mainly reflecting: a favorable pricing variance, driven notably by France, Germany, the Philippines and Saudi Arabia; partly offset by unfavorable volume/mix, due mainly to cigarette volume, notably in Australia, the EU, Japan, the Philippines and Russia, and cigarette mix in Indonesia, largely offset by favorable heated tobacco unit volume, notably in the EU, Japan and Russia. The currency-neutral growth in net revenues of 2.9% came despite the unfavorable impact of $250 million, shown in "Cost/Other," predominantly resulting from the deconsolidation of RBH. On a like-for-like basis, net revenues, excluding unfavorable currency, increased by 6.3%, as detailed in Schedule 9.
Operating income, excluding favorable currency, decreased by 8.3%. Excluding asset impairment and exit charges related to plant closures, notably in Germany, adjusted operating income, excluding favorable currency, increased by 4.9%, primarily reflecting: a favorable pricing variance; partly offset by unfavorable volume/mix, reflecting the same drivers as for net revenues noted above; higher marketing, administration and research costs, reflecting increased investment behind reduced-risk products (mainly in the EU and Eastern Europe); and the net unfavorable impact resulting from the deconsolidation of RBH shown in "Cost/Other." On a like-for-like basis, adjusted operating income, excluding favorable currency, increased by 11.9%, as detailed in Schedule 9.
Adjusted operating income margin, excluding currency, increased by 0.7 points to 36.7%, as detailed in Schedule 8, or by 1.8 points to 36.7% on a like-for-like basis, as detailed in Schedule 9.

- -10 -

EUROPEAN UNION REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 9,817	$ 9,298	5.6%	11.6%	519	(563)	288	794	—

Operating Income	$ 3,970	$ 4,105	(3.3)%	4.8%	(135)	(330)	288	587	(680)
Asset Impairment & Exit Costs (1)	(342)	—	—%	—%	(342)	—	—	—	(342)
Adjusted Operating Income	$ 4,312	$ 4,105	5.0%	13.1%	207	(330)	288	587	(338)

Adjusted Operating Income Margin	43.9%	44.1%	(0.2)pp	0.6pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, increased by 11.6%, reflecting a favorable pricing variance, driven principally by France and Germany, partly offset by Poland; and favorable volume/mix, primarily driven by heated tobacco unit and IQOS device volume, notably in the Czech Republic, Germany, Greece, Italy and Poland, partly offset by lower cigarette volume, notably in France and Italy, and unfavorable cigarette volume/mix in Germany.
Operating income, excluding unfavorable currency, increased by 4.8%. Excluding asset impairment and exit charges related to the plant closure in Germany, adjusted operating income, excluding unfavorable currency, increased by 13.1%, mainly reflecting: a favorable pricing variance; favorable volume/mix, primarily driven by heated tobacco unit volume, notably in the Czech Republic, Germany, Greece, Italy and Poland, partly offset by lower cigarette volume, notably in France and Italy, and unfavorable cigarette volume/mix in Germany; partially offset by higher manufacturing costs and higher marketing, administration and research costs, notably related to increased investment behind reduced-risk products.
Adjusted operating income margin, excluding currency, increased by 0.6 points to 44.7%, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,436	$ 2,340	4.1%	8.6%	96	(106)	82	120	—

Operating Income	$ 624	$ 1,009	(38.2)%	(31.3)%	(385)	(69)	82	69	(467)
Asset Impairment & Exit Costs (1)	(342)	—	—%	—%	(342)	—	—	—	(342)
Adjusted Operating Income	$ 966	$ 1,009	(4.3)%	2.6%	(43)	(69)	82	69	(125)

Adjusted Operating Income Margin	39.7%	43.1%	(3.4)pp	(2.4)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, increased by 8.6%, reflecting a favorable pricing variance, driven principally by France and Germany, and favorable volume/mix, mainly driven by heated tobacco unit volume, notably

- -11 -

in the Czech Republic, Germany, Italy and Poland, partly offset by lower cigarette volume, notably in France and Italy, and unfavorable cigarette volume/mix in Germany.
Operating income, excluding unfavorable currency, decreased by 31.3%, due primarily to the unfavorable impact, shown in "Cost/Other," of the asset impairment and exit charges related to the plant closure in Germany. Excluding these charges, adjusted operating income, excluding unfavorable currency, increased by 2.6%, mainly reflecting: a favorable pricing variance; favorable volume/mix, reflecting the same drivers as for net revenues noted above; partly offset by higher manufacturing costs; and higher marketing, administration and research costs, largely related to increased investments behind reduced-risk products.
Adjusted operating income margin, excluding currency, decreased by 2.4 points to 40.7%, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	Fourth-Quarter			Full-Year
			Change			Change
	2019	2018	% / pp	2019	2018	% / pp
Total Market (billion units)	118.6	119.3	(0.6)%	482.5	484.5	(0.4)%

PMI Shipment Volume (million units)
Cigarettes	41,226	43,744	(5.8)%	174,319	179,622	(3.0)%
Heated Tobacco Units	3,759	2,124	77.0%	12,569	5,977	+100.0%
Total EU	44,985	45,868	(1.9)%	186,888	185,599	0.7%

PMI Market Share
Marlboro	17.8%	18.6%	(0.8)	18.0%	18.5%	(0.5)
L&M	6.5%	6.8%	(0.3)	6.7%	6.9%	(0.2)
Chesterfield	5.7%	5.8%	(0.1)	5.8%	5.9%	(0.1)
Philip Morris	2.6%	2.8%	(0.2)	2.7%	2.9%	(0.2)
HEETS	3.2%	1.7%	1.5	2.5%	1.2%	1.3
Others	3.0%	3.2%	(0.2)	3.1%	3.1%	—
Total EU	38.8%	38.9%	(0.1)	38.8%	38.5%	0.3
Full-Year
The estimated total market in the EU decreased by 0.4% to 482.5 billion units, notably due to:

•	France, down by 7.4%, primarily reflecting the impact of significant excise tax-driven price increases and a higher prevalence of illicit trade;

•	Germany, down by 2.5%, primarily reflecting the impact of price increases in 2018 and March 2019; and

•	Italy, down by 1.5%, primarily reflecting the impact of price increases in 2018 and the first quarter of 2019;
partly offset by

•	Poland, up by 6.8%, primarily reflecting a lower prevalence of illicit trade; and

•	Spain, up by 0.8%, partly reflecting a lower prevalence of illicit trade.
PMI's total shipment volume increased by 0.7% to 186.9 billion units, reflecting:

•	higher heated tobacco unit shipment volume across the Region (notably Italy), driven by higher market share;

- -12 -

partly offset by

•
lower cigarette shipment volume, mainly in France, due to the lower total market and lower cigarette market share, as well as Germany and Italy, partly reflecting out-switching to heated tobacco units.

PMI's Regional market share increased by 0.3 points to 38.8%, with gains in the Czech Republic, Germany, Greece and Portugal, partly offset by declines in France, Poland and Spain.
Fourth-Quarter
The estimated total market in the EU decreased by 0.6% to 118.6 billion units, mainly driven by:

•	France, down by 10.3%, reflecting the same factors as in the full year; and

•	Germany, down by 4.5%, primarily reflecting the impact of estimated trade inventory movements of competitors' products and the impact of price increases in March 2019;
partly offset by

•	Poland, up by 7.3%, reflecting the same factor as in the full year.
PMI's total shipment volume decreased by 1.9% to 45.0 billion units, reflecting:

•	lower cigarette shipment volume, mainly in France, Germany and Italy, reflecting the same factors as in the full year;
partly offset by:

•	higher heated tobacco unit shipment volume across the Region (notably Italy), driven by higher market share.
PMI's Regional market share decreased by 0.1 point to 38.8%, with declines in France, Germany and Spain largely offset by gains in the Czech Republic, Greece, Italy and Romania.
EASTERN EUROPE REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,282	$ 2,921	12.4%	16.1%	361	(108)	85	384	—

Operating Income	$ 547	$ 902	(39.4)%	(41.9)%	(355)	23	85	109	(572)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Russia Excise and VAT Audit Charge (1)	(374)	—	—%	—%	(374)	—	—	—	(374)
Adjusted Operating Income	$ 921	$ 902	2.1%	(0.4)%	19	23	85	109	(198)

Adjusted Operating Income Margin	28.1%	30.9%	(2.8)pp	(4.4)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, increased by 16.1%, reflecting a favorable pricing variance, mainly driven by Russia and Ukraine, and favorable volume/mix, predominantly driven by heated tobacco unit and IQOS

- -13 -

device volume in Russia and Ukraine, and heated tobacco unit volume in Kazakhstan, partly offset by unfavorable cigarette volume/mix in Russia and lower cigarette volume in Ukraine.
Operating income, excluding favorable currency, decreased by 41.9%, primarily due to the unfavorable impact of the Russia excise and VAT audit charge, shown in "Cost/Other." Excluding this charge, adjusted operating income, excluding favorable currency, decreased by 0.4%, due to: higher marketing, administration and research costs, notably reflecting increased investments behind reduced-risk products (primarily in Russia in support of geographic expansion); and higher manufacturing costs; partly offset by a favorable pricing variance; and favorable volume/mix, predominantly driven by heated tobacco unit volume in Kazakhstan, Russia and Ukraine, partly offset by unfavorable cigarette volume/mix in Russia.
Adjusted operating income margin, excluding currency, decreased by 4.4 points to 26.5%, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 982	$ 816	20.3%	16.8%	166	29	35	102	—

Operating Income	$ 263	$ 220	19.5%	4.5%	43	33	35	36	(61)
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 263	$ 220	19.5%	4.5%	43	33	35	36	(61)

Adjusted Operating Income Margin	26.8%	27.0%	(0.2)pp	(2.9)pp
Net revenues, excluding favorable currency, increased by 16.8%, mainly reflecting: a favorable pricing variance, driven mainly by Russia, as well as favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia and Ukraine, partly offset by unfavorable cigarette volume/mix mainly due to Russia.
Operating income, excluding favorable currency, increased by 4.5%, mainly reflecting: a favorable pricing variance; favorable volume/mix, predominantly driven by heated tobacco unit volume in Russia, partly offset by unfavorable cigarette volume/mix primarily in Russia; partially offset by higher marketing, administration and research costs, notably reflecting increased investments behind reduced-risk products (primarily in Russia in support of geographic expansion); and higher manufacturing costs.
Adjusted operating income margin, excluding currency, decreased by 2.9 points to 24.1%, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	25,865	28,424	(9.0)%	100,644	108,718	(7.4)%
Heated Tobacco Units	5,240	2,312	+100.0%	13,453	4,979	+100.0%
Total Eastern Europe	31,105	30,736	1.2%	114,097	113,697	0.4%

- -14 -

Full-Year
The estimated total market in Eastern Europe decreased by 5.4% to 397.4 billion units, notably due to:

•	Russia, down by 5.2%, primarily reflecting the impact of price increases, as well as an increase in the prevalence of illicit trade; and

•	Ukraine, down by 12.0%, primarily reflecting the impact of excise tax-driven price increases, as well as an increase in the prevalence of illicit trade;
partly offset by

•	Kazakhstan, up by 5.7%, partly reflecting a lower prevalence of illicit trade.
PMI's Regional market share increased by 1.6 points to 28.7%.
PMI's total shipment volume increased by 0.4% to 114.1 billion units, notably reflecting:

•	Kazakhstan, up by 11.6%, reflecting the higher total market and a higher market share of heated tobacco units;
partly offset by

•	Ukraine, down by 3.0%, reflecting the lower total market, partly offset by a higher market share of heated tobacco units.
Fourth-Quarter
The estimated total market in Eastern Europe decreased, notably due to:

•	Russia, down by 5.3%, reflecting the same factors as in the full year; and

•	Ukraine, down by 9.3%, reflecting the same factors as in the full year;
partly offset by

•	Kazakhstan, up by 6.0%, reflecting the same factor as in the full year.
PMI's total shipment volume increased by 1.2% to 31.1 billion units, driven by:

•	Kazakhstan, up by 14.6%, reflecting the same factors as in the full year;
partly offset by

•	Russia, down by 0.5%, mainly reflecting the lower total market, partially offset by a higher market share of heated tobacco units; and

•	Ukraine, down by 2.5%, reflecting the same factors as in the full year.

- -15 -

MIDDLE EAST & AFRICA REGION

Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 4,042	$ 4,114	(1.8)%	2.2%	(72)	(162)	207	(113)	(4)

Operating Income	$ 1,684	$ 1,627	3.5%	6.8%	57	(53)	207	(128)	31
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,684	$ 1,627	3.5%	6.8%	57	(53)	207	(128)	31

Adjusted Operating Income Margin	41.7%	39.5%	2.2pp	1.8pp
Net revenues, excluding unfavorable currency, increased by 2.2%, mainly reflecting: a favorable pricing variance, primarily driven by Egypt, the GCC, PMI Duty Free and Turkey, partly offset by Morocco; partially offset by unfavorable volume/mix, mainly due to heated tobacco unit and cigarette volume in PMI Duty Free, as well as cigarette volume in Kuwait, partly offset by favorable cigarette volume in Egypt and favorable cigarette volume/mix in Algeria and Saudi Arabia.
Operating income, excluding unfavorable currency, increased by 6.8%, mainly reflecting a favorable pricing variance; lower manufacturing costs; and lower marketing, administration and research costs, notably in the GCC; partly offset by unfavorable volume/mix, mainly due to the same factors as for net revenues noted above.
Adjusted operating income margin, excluding currency, increased by 1.8 points to 41.3%, as detailed in Schedule 8.

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 984	$ 988	(0.4)%	(1.6)%	(4)	12	53	(68)	(1)

Operating Income	$ 380	$ 359	5.8%	1.7%	21	15	53	(47)	—
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 380	$ 359	5.8%	1.7%	21	15	53	(47)	—

Adjusted Operating Income Margin	38.6%	36.3%	2.3pp	1.3pp
Net revenues, excluding favorable currency, decreased by 1.6%, reflecting unfavorable volume/mix, notably due to cigarette volume in Kuwait and Turkey, partly offset by a favorable pricing variance, driven predominantly by the GCC (mainly Saudi Arabia), partially offset by Morocco.

- -16 -

Operating income, excluding favorable currency, increased by 1.7%, mainly reflecting a favorable pricing variance and lower marketing, research and administration costs, partly offset by unfavorable volume/mix, mainly reflecting the same drivers as for net revenues noted above, and higher manufacturing costs.
Adjusted operating income margin, excluding currency, increased by 1.3 points to 37.6%, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	32,611	35,774	(8.8)%	134,568	136,605	(1.5)%
Heated Tobacco Units	593	571	3.9%	2,654	3,403	(22.0)%
Total Middle East & Africa	33,204	36,345	(8.6)%	137,222	140,008	(2.0)%
Full-Year
The estimated total market in the Middle East & Africa was essentially flat at 592.4 billion units, notably reflecting:

•	Algeria, up by 7.0%, partly reflecting the timing of estimated trade inventory movements in 2019 compared to 2018; and

•	Egypt, up by 1.6%, mainly due to the timing of estimated trade inventory movements in 2019 related to anticipated price increases;
offset by

•	Duty Free, down by 1.6%, mainly reflecting lower purchases by travelers to China; and

•	Morocco, down by 16.0%, primarily reflecting the impact of significant excise tax-driven price increases in 2019.

PMI's Regional market share decreased by 0.2 points to 23.5%.
PMI's total shipment volume decreased by 2.0% to 137.2 billion units, notably in:

•
PMI Duty Free, down by 7.0%. Excluding the net unfavorable impact of estimated distributor inventory movements of 0.4 billion units, PMI's in-market sales decline was 4.6%, mainly reflecting lower market share and the lower total market; and

•	Turkey, down by 5.6%, mainly reflecting lower market share, primarily driven by the timing of retail price increases in April 2019 compared to competition;
partly offset by

•	Egypt, up by 12.2%, primarily reflecting higher market share, driven by L&M, as well as the higher total market; and

•
Saudi Arabia, up by 24.9%. Excluding the net favorable impact of estimated distributor inventory movements of 1.5 billion units, mainly attributable to the timing of shipments compared to 2018, PMI's in-market sales grew by 4.1%, primarily reflecting higher market share.

Fourth-Quarter
The estimated total market in the Middle East & Africa decreased, notably driven by:

•	Morocco, down by 24.2%, reflecting the same factor as in the full year;

- -17 -

•	Saudi Arabia, down by 14.9%, notably reflecting sales disruptions of competitors' products related to the implementation of digital tax stamps and plain packaging; and

•	Turkey, down by 15.9%, mainly reflecting a higher prevalence of illicit trade related to cut tobacco, following two price increases in 2019;
partly offset by

•	Algeria, up by 9.8%, partly reflecting the same factor as in the full year.
PMI's total shipment volume decreased by 8.6% to 33.2 billion units, notably due to:

•	Turkey, down by 19.5%, mainly reflecting the lower total market and lower market share;
partly offset by

•
PMI Duty Free, up by 8.5%. Excluding the net favorable impact of estimated distributor inventory movements, primarily of cigarettes, PMI's in-market sales declined by 3.9%, mainly reflecting lower market share; and

•
Saudi Arabia, up by 21.9%. Excluding the net favorable impact of estimated distributor inventory movements of 0.4 billion cigarettes, mainly attributable to the same factor as in the full year, PMI's in-market sales grew by 2.9%, mainly driven by higher market share (partly reflecting sales disruptions of competitors' products), partially offset by the lower total market.

SOUTH & SOUTHEAST ASIA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 5,094	$ 4,656	9.4%	9.6%	438	(10)	583	(135)	—

Operating Income	$ 2,163	$ 1,747	23.8%	22.8%	416	17	583	(99)	(85)
Asset Impairment & Exit Costs (1)	(20)	—	—%	—%	(20)	—	—	—	(20)
Adjusted Operating Income	$ 2,183	$ 1,747	25.0%	24.0%	436	17	583	(99)	(65)

Adjusted Operating Income Margin	42.9%	37.5%	5.4pp	4.9pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues, excluding unfavorable currency, increased by 9.6%, reflecting: a favorable pricing variance, principally driven by Indonesia and the Philippines, partly offset by unfavorable volume/mix, largely due to Indonesia, partly offset by favorable volume in India and Thailand, as well as favorable mix in the Philippines.
Operating income, excluding favorable currency, increased by 22.8%. Excluding asset impairment and exit costs related to a plant closure in Pakistan in the first quarter of 2019, adjusted operating income, excluding favorable currency, increased by 24.0%, mainly reflecting: a favorable pricing variance and lower manufacturing costs, partly offset by unfavorable volume/mix, reflecting the same factors as for net revenues noted above, and higher marketing, administration and research costs, partly due to the Philippines.
Adjusted operating income margin, excluding currency, increased by 4.9 points to 42.4%, as detailed in Schedule 8.

- -18 -

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,487	$ 1,222	21.7%	16.1%	265	68	270	(73)	—

Operating Income	$ 692	$ 423	63.6%	53.7%	269	42	270	(58)	15
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 692	$ 423	63.6%	53.7%	269	42	270	(58)	15

Adjusted Operating Income Margin	46.5%	34.6%	11.9pp	11.2pp
Net revenues, excluding favorable currency, increased by 16.1%, reflecting a favorable pricing variance, principally driven by Indonesia and the Philippines, partly offset by unfavorable volume/mix, mainly due to Indonesia.
Operating income, excluding favorable currency, increased by 53.7%, reflecting a favorable pricing variance and lower manufacturing costs, partly offset by unfavorable volume/mix, principally due to Indonesia.
Adjusted operating income margin, excluding currency, increased by 11.2 points to 45.8%, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	44,704	47,623	(6.1)%	174,934	178,469	(2.0)%
Heated Tobacco Units	—	—	—%	—	—	—%
Total South & Southeast Asia	44,704	47,623	(6.1)%	174,934	178,469	(2.0)%
Full-Year
The estimated total market in South & Southeast Asia decreased by 1.2% to 738.1 billion units, notably due to:

•	Pakistan, down by 14.0%, mainly reflecting the impact of excise tax-driven price increases;

•
the Philippines, down by 3.7%, primarily reflecting the impact of price increases in the below premium segment in the fourth quarter of 2018, as well as price increases in the third quarter of 2019; and

•	Vietnam, down by 5.2%, mainly reflecting the impact of excise tax-driven price increases;
partly offset by

•	Indonesia, up by 1.1%, reflecting the absence of an excise tax increase in 2019; and

•	Thailand, up by 5.8%, primarily reflecting on-going recovery from the September 2017 excise tax reform.

PMI's Regional market share decreased by 0.1 point to 23.7%.
PMI's total shipment volume decreased by 2.0% to 174.9 billion units, notably due to:

•
Indonesia, down by 2.9%, mainly reflecting lower market share, primarily due to the widened retail price gap of Sampoerna A to competitive brands following its price increase in October 2018, partly offset by the higher total market;

- -19 -

•	Pakistan, down by 8.6%, mainly reflecting the lower total market, partly offset by higher market share driven by favorable retail price gaps with competitors' brands; and

•	the Philippines, down by 2.9%, mainly reflecting the lower total market, partly offset by higher market share, notably of Marlboro;
partly offset by

•
Thailand, up by 18.0%, mainly reflecting higher market share, driven by the continued strong performance of L&M 7.1 and the favorable impact of distribution expansion in 2018, as well as the higher total market.

Fourth-Quarter
The estimated total market in South & Southeast Asia decreased, notably due to:

•	Pakistan, down by 26.2%, mainly due to the same factor as in the full year; and

•	the Philippines, down by 13.5%, mainly due to the same factor as in the full year;
partly offset by

•	Indonesia, up by 3.1%, partly reflecting estimated trade inventory movements in anticipation of the January 2020 excise tax increase.
PMI's total shipment volume decreased by 6.1% to 44.7 billion units, notably due to:

•	Indonesia, down by 2.0%, mainly reflecting the same factors as in the full year;

•	Pakistan, down by 29.2%, mainly reflecting the lower total market; and

•	the Philippines, down by 14.0%, mainly reflecting the lower total market;
partly offset by

•	Thailand, up by 11.7%, mainly reflecting higher market share, driven by the continued strong performance of L&M 7.1 and the favorable impact of distribution expansion in 2018.
EAST ASIA & AUSTRALIA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 5,364	$ 5,580	(3.9)%	(3.4)%	(216)	(26)	230	(420)	—

Operating Income	$ 1,932	$ 1,851	4.4%	2.4%	81	37	230	(292)	106
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 1,932	$ 1,851	4.4%	2.4%	81	37	230	(292)	106

Adjusted Operating Income Margin	36.0%	33.2%	2.8pp	2.0pp
Net revenues, excluding unfavorable currency, decreased by 3.4%, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume in Australia, Japan and Korea, lower IQOS device volume in Japan, and lower heated tobacco unit volume and IQOS device volume in Korea, partly offset by higher heated tobacco unit volume in Japan.

- -20 -

The unfavorable volume/mix was partly offset by a favorable pricing variance, predominantly driven by Australia and Japan.
Operating income, excluding favorable currency, increased by 2.4%, mainly reflecting: a favorable pricing variance and lower manufacturing costs, primarily related to Japan and Korea, partly offset by unfavorable volume/mix, mainly reflecting the same drivers as for net revenues noted above, as well as higher marketing, administration and research costs.
Adjusted operating income margin, excluding currency, increased by 2.0 points to 35.2%, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,270	$ 1,345	(5.6)%	(5.6)%	(75)	—	44	(119)	—

Operating Income	$ 412	$ 412	—%	(1.0)%	—	4	44	(102)	54
Asset Impairment & Exit Costs	—	—	—%	—%	—	—	—	—	—
Adjusted Operating Income	$ 412	$ 412	—%	(1.0)%	—	4	44	(102)	54

Adjusted Operating Income Margin	32.4%	30.6%	1.8pp	1.5pp
Net revenues, excluding currency, decreased by 5.6%, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume in Australia and Japan, lower IQOS device volume in Japan, and lower heated tobacco unit and IQOS device volume in Korea, partly offset by higher heated tobacco unit volume in Japan. The unfavorable volume/mix was partly offset by a favorable pricing variance, mainly driven by Australia.
Operating income, excluding favorable currency, decreased by 1.0%, mainly reflecting unfavorable volume/mix, mainly due to lower cigarette volume in Australia and Japan, and lower heated tobacco unit volume in Korea, partly offset by higher heated tobacco unit volume in Japan. The unfavorable volume/mix was partly offset by a favorable pricing variance, as well as lower manufacturing costs and lower marketing, administration and research costs, principally in Japan.
Adjusted operating income margin, excluding currency, increased by 1.5 points to 32.1%, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	11,301	12,772	(11.5)%	49,951	56,163	(11.1)%
Heated Tobacco Units	7,424	7,111	4.4%	30,677	26,866	14.2%
Total East Asia & Australia	18,725	19,883	(5.8)%	80,628	83,029	(2.9)%

- -21 -

Full-Year
The estimated total market in East Asia & Australia, excluding China, decreased by 4.0% to 299.2 billion units, notably due to:

•	Australia, down by 5.9%, or by 8.9% excluding the impact of estimated trade inventory movements, mainly reflecting the impact of excise tax-driven retail price increases;

•	Japan, down by 5.6%, mainly reflecting the impact of the October 1, 2018 excise tax-driven retail price increases, as well as out-switching to the cigarillo category;

•	Korea, down by 1.4%, reflecting the secular decline of the cigarette category, partly offset by the growth of the heat-not-burn category; and

•	Taiwan, down by 1.9%, continuing to reflect the impact of significant excise tax-driven retail price increases in June 2017, as well as an increase in the prevalence of illicit trade.
PMI's Regional market share, excluding China, decreased by 0.5 points to 26.9%.
PMI's total shipment volume decreased by 2.9% to 80.6 billion units, notably in:

•	Korea, down by 11.1%, principally due to lower cigarette and heated tobacco unit market share, as well as the lower total market;
partly offset by

•
Japan, up by 0.3%, reflecting the net favorable impact of estimated distributor inventory movements of approximately 2.6 billion units (comprised of approximately 3.4 billion heated tobacco units, partially offset by approximately 0.8 billion cigarettes), mainly due to a favorable comparison with 2018 in which IQOS consumable inventories in Japan were reduced. Excluding the impact of these inventory movements, PMI's in-market sales declined by 4.2%, primarily reflecting the lower total market, partly offset by higher heated tobacco unit market share.

Fourth-Quarter
The estimated total market in East Asia & Australia, excluding China, increased, notably due to:

•
Japan, up by 2.4%. Excluding the impact of estimated trade inventory movements, the total market was down by 6.5%, mainly reflecting out-switching to the cigarillo category, as well as the impact of tax-driven retail price increases; and

•	Taiwan, up by 8.0%. Excluding the impact of estimated trade inventory movements, the total market was down by 8.7%, reflecting the same factors as in the full year;
partly offset by

•	Australia, down by 11.0%, or by 7.3% excluding the impact of estimated trade inventory movements, mainly reflecting the same factor as in the full year; and

•	Korea, down by 1.4%, or essentially flat excluding the net unfavorable impact of estimated trade inventory movements.
PMI's total shipment volume decreased by 5.8% to 18.7 billion units, notably in:

•
Japan, down by 3.0%, reflecting the net unfavorable impact of estimated distributor inventory movements of approximately 1.4 billion units (comprised of approximately 1.0 billion cigarettes and approximately 0.4 billion heated tobacco units), mainly due to lower cigarette demand related to adult smoker out-switching to heated

- -22 -

tobacco and the cigarillo category. Excluding the impact of these inventory movements, PMI's in-market sales increased by 8.3%, driven by higher heated tobacco unit market share; and

•	Korea, down by 14.5%, mainly due to the same factors as in the full year.
LATIN AMERICA & CANADA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 2,206	$ 3,056	(27.8)%	(25.6)%	(850)	(68)	90	(113)	(759)

Operating Income	$ 235	$ 1,145	(79.5)%	(80.7)%	(910)	14	90	(89)	(925)
Asset Impairment & Exit Costs (2)	(60)	—	—%	—%	(60)	—	—	—	(60)
Canadian Tobacco Litigation-Related Expense (2)	(194)	—	—%	—%	(194)	—	—	—	(194)
Loss on Deconsolidation of RBH (2)	(239)	—	—%	—%	(239)	—	—	—	(239)
Adjusted Operating Income	$ 728	$ 1,145	(36.4)%	(37.6)%	(417)	14	90	(89)	(432)

Adjusted Operating Income Margin	33.0%	37.5%	(4.5)pp	(6.1)pp
(1) Unfavorable Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in marketing, administration and research costs at the consolidated operating income level.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues, excluding unfavorable currency, decreased by 25.6%, predominantly due to the unfavorable impact of the deconsolidation of RBH, shown in "Cost/Other." On a like-for-like basis, net revenues, excluding unfavorable currency, decreased by 1.9%, as detailed in Schedule 10, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume in Argentina and Canada, partly offset by a favorable pricing variance, notably in Brazil, Canada, Colombia and Mexico, partially offset by Argentina, mainly due to the adoption of highly inflationary accounting.
Operating income, excluding favorable currency, decreased by 80.7%, predominantly due to the unfavorable impact of the deconsolidation of RBH and reporting adjustments, shown in "Cost/Other." Excluding asset impairment and exit costs related to plant closures in Argentina and Colombia, the Canadian tobacco litigation-related expense and the loss on deconsolidation of RBH, adjusted operating income, excluding favorable currency, decreased by 37.6%. On a like-for-like basis, excluding favorable currency, adjusted operating income increased by 18.0%, as detailed in Schedule 10. This increase reflected: a favorable pricing variance, lower manufacturing costs and lower marketing, administration and research costs, partially offset by an unfavorable volume/mix, mainly due to lower cigarette volume in Argentina and Canada.
Adjusted operating income margin, excluding currency, decreased by 6.1 points to 31.4%, as detailed in Schedule 8, or increased by 5.3 points to 31.4% on a like-for-like basis, as detailed in Schedule 10.

- -23 -

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2019	2018	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 554	$ 788	(29.7)%	(28.6)%	(234)	(9)	46	(22)	(249)

Operating Income	$ 135	$ 279	(51.6)%	(53.0)%	(144)	4	46	(12)	(182)
Asset Impairment & Exit Costs (2)	(15)	—	—%	—%	(15)	—	—	—	(15)
Adjusted Operating Income	$ 150	$ 279	(46.2)%	(47.7)%	(129)	4	46	(12)	(167)

Adjusted Operating Income Margin	27.1%	35.4%	(8.3)pp	(9.5)pp
(1) Unfavorable Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in marketing, administration and research costs at the consolidated operating income level.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues, excluding unfavorable currency, decreased by 28.6%, almost entirely due to the unfavorable impact of the deconsolidation of RBH shown in "Cost/Other." On a like-for-like basis, net revenues, excluding unfavorable currency, increased by 1.4%, as detailed in Schedule 10, reflecting a favorable pricing variance, driven by Mexico, partly offset by unfavorable cigarette volume, notably in Argentina.
Operating income, excluding favorable currency, decreased by 53.0%, predominantly due to the unfavorable impact of the deconsolidation of RBH, shown in "Cost/Other." Excluding asset impairment and exit costs related to a plant closure in Argentina, adjusted operating income, excluding favorable currency, decreased by 47.7%. On a like-for-like basis, excluding favorable currency, adjusted operating income increased by 31.3%, as detailed in Schedule 10, reflecting a favorable pricing variance, partly offset by unfavorable cigarette volume, notably in Argentina.
Adjusted operating income margin, excluding currency, decreased by 9.5 points to 25.9%, as detailed in Schedule 8, or increased by 6.0 points to 26.2% on a like-for-like basis, as detailed in Schedule 10.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2019	2018	Change	2019	2018	Change
Cigarettes	19,387	21,909	(11.5)%	72,293	80,738	(10.5)%
Heated Tobacco Units	97	49	98.0%	299	147	+100.0%
Total Latin America & Canada	19,484	21,958	(11.3)%	72,592	80,885	(10.3)%
Full-Year
The estimated total market in Latin America & Canada decreased by 4.3% to 194.1 billion units, notably due to:

•	Argentina, down by 4.6%, primarily due to the impact of cumulative price increases and the impact of the economic downturn as of the second half of 2018;

•	Canada, down by 7.7%, primarily due to the impact of cumulative price increases, as well as the growing prevalence of e-vapor products; and

- -24 -

•	Venezuela, down by 61.6%, mainly reflecting the deterioration of the socioeconomic environment and the impact of inflation-driven price increases.
PMI's Regional market share decreased by 0.4 points to 36.9%.
PMI's total shipment volume decreased by 10.3% to 72.6 billion units, or by 5.2% on a like-for-like basis, notably due to:

•	Argentina, down by 9.4%, primarily reflecting the lower total market, as well as lower market share; and

•	Venezuela, down by 74.8%, primarily reflecting the lower total market.
Fourth-Quarter
The estimated total market in Latin America & Canada decreased, notably due to:

•	Argentina, down by 4.8%, primarily due to the same factors as in the full year;

•
Canada, down by 4.5%, primarily due to the same factors as in the full year, partly offset by the favorable impact of estimated trade inventory movements for the competition ahead of the implementation of plain packaging on November 9, 2019; and

•	Venezuela, down by 75.9%, mainly reflecting the same factors as in the full year.
PMI's total shipment volume decreased by 11.3% to 19.5 billion units, or by 5.2% on a like-for-like basis, notably due to:

•	Argentina, down by 13.1%, primarily reflecting the same factors as in the full year.

- -25 -

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products and associated electronic devices and accessories, and other nicotine-containing products in markets outside the United States. In addition, PMI ships a version of its IQOS Platform 1 device and its consumables authorized by the U.S. Food and Drug Administration to Altria Group, Inc. for sale in the United States under license. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free IQOS product portfolio includes heat-not-burn and nicotine-containing vapor products. As of December 31, 2019, PMI estimates that approximately 9.7 million adult smokers around the world have already stopped smoking and switched to PMI's heat-not-burn product, available for sale in 52 markets in key cities or nationwide under the IQOS brand. For more information, please visit www.pmi.com and www.pmiscience.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2019. PMI cautions that the foregoing list of important factors is not a

- -26 -

complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

- -27 -

Key Terms, Definitions and Explanatory Notes
General

•	"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.

•	Comparisons are made to the same prior-year period unless otherwise stated.

•	Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units.

•
References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods.

•	"OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.

•	"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.

•	In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model.

•	"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.

•	"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.

•	"The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).

•
Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop, which accounted for approximately 40% of RBH's total shipment volume in 2018.

•
From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods.

Financial

•
Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
Net revenues related to RRPs represent the sale of heated tobacco units, IQOS devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.

•
"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of IQOS devices produced by third-party electronics manufacturing service providers. Estimated costs associated with IQOS warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.

- -28 -

•
"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.

•
"Cost/Other" in the Consolidated Financial Summary table of total PMI and the six operating segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including asset impairment and exit costs, the Canadian tobacco litigation-related expense and the charge related to the deconsolidation of RBH in Canada, and the Russia excise & VAT audit charge); and amortization of intangibles. “Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region, as well as the impact of the deconsolidation in RBH.

•	"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.

•
"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.

•	"Net debt" is defined as total debt, less cash and cash equivalents.

•
Management reviews net revenues, OI, OI margins, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. For example, PMI’s adjusted diluted EPS and other impacted results reflect the loss on deconsolidation of RBH and the Canadian tobacco litigation-related expense, recorded in the first quarter of 2019, and the Russia excise & VAT charge, recorded in the third quarter of 2019. PMI believes that the adjusted measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's fourth-quarter 2019 earnings release.

•
Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.

•
Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the relevant schedules provided with this press release.

•
U.S. GAAP Treatment of Argentina as a Highly Inflationary Economy. Following the categorization of Argentina by the International Practices Task Force of the Center for Audit Quality as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. Consequently, PMI began to account for the operations of its Argentinian affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates, effective July 1, 2018.

•
"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement.

Reduced-Risk Products

•
Reduced Risk Products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•
"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Marlboro and HEETS FROM MARLBORO, defined collectively as HEETS, as well as Marlboro HeatSticks and Parliament HeatSticks.

•	Unless otherwise stated, all references to IQOS are to PMI's heat-not-burn products.

•	The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.

- -29 -

•	“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years) IQOS users that used PMI HTUs for at least 5% of their daily tobacco consumption over the past seven days.

•
The estimated number of people who have "stopped smoking and switched to IQOS" is defined as: for markets where IQOS is the only heat-not-burn product, daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days; for markets where IQOS is one among other heat-not-burn products, daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% are PMI HTUs.

IQOS in the United States

•
On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of a version of IQOS, PMI's heat-not-burn product, together with its heated tobacco units (the term PMI uses to refer to heated tobacco consumables), is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision follows its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017. In the third quarter of 2019, PMI brought a version of its IQOS Platform 1 device and three variants of its heated tobacco units to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA Inc., is responsible for marketing the product and complying with the provisions set forth in the FDA's marketing order.

•
Shipment volume of heated tobacco units to the U.S. is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the U.S. are included in Net Revenues of the Latin America & Canada segment.

- -30 -

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Quarters Ended December 31,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	pp Change	2019	2018	pp Change

Total	684.8	701.0	(2.3)	192.2	202.4	(5.0)	175.1	190.2	(8.0)	17.1	12.2	40.7	28.4	28.6	(0.2)	2.4	1.6	0.8

European Union
France	8.8	9.8	(10.3)	3.9	4.4	(12.2)	3.8	4.4	(12.7)	—	—	—	45.1	46.3	(1.2)	0.3	0.2	0.1
Germany	18.2	19.0	(4.5)	7.1	7.5	(5.5)	6.8	7.4	(7.6)	0.3	0.1	+100	39.0	39.4	(0.4)	1.6	0.8	0.8
Italy	16.8	16.9	(0.5)	8.3	8.7	(4.0)	7.2	8.1	(10.2)	1.1	0.6	80.9	52.3	52.0	0.3	6.1	3.3	2.8
Poland	10.8	10.1	7.3	4.5	4.2	7.9	4.1	4.0	1.8	0.4	0.1	+100	41.5	41.3	0.2	3.8	1.5	2.3
Spain	10.9	10.9	0.2	3.1	3.0	3.4	3.0	3.0	1.8	0.1	0.1	97.2	30.7	31.8	(1.1)	0.8	0.5	0.3

Eastern Europe
Russia	58.4	61.7	(5.3)	19.2	19.3	(0.5)	15.4	17.5	(12.2)	3.8	1.8	+100	31.2	29.6	1.6	5.0	1.7	3.3

Middle East & Africa
Saudi Arabia	4.6	5.4	(14.9)	2.6	2.1	21.9	2.6	2.1	21.9	—	—	—	51.6	42.7	8.9	—	—	—
Turkey	25.5	30.3	(15.9)	11.4	14.1	(19.5)	11.4	14.1	(19.5)	—	—	—	44.9	46.6	(1.7)	—	—	—

South & Southeast Asia
Indonesia	83.4	80.9	3.1	26.4	26.9	(2.0)	26.4	26.9	(2.0)	—	—	—	31.6	33.3	(1.7)	—	—	—
Philippines	17.8	20.6	(13.5)	12.5	14.5	(14.0)	12.5	14.5	(14.0)	—	—	—	69.9	70.3	(0.4)	—	—	—

East Asia & Australia
Australia	2.8	3.1	(11.0)	0.8	1.0	(21.8)	0.8	1.0	(21.8)	—	—	—	27.2	31.0	(3.8)	—	—	—
Japan	37.8	36.9	2.4	11.9	12.3	(3.0)	5.7	6.7	(15.2)	6.3	5.7	11.4	34.9	33.0	1.9	17.6	15.2	2.4
Korea	16.9	17.1	(1.4)	3.7	4.3	(14.5)	2.6	2.8	(8.4)	1.1	1.4	(26.4)	21.7	25.3	(3.6)	6.3	8.5	(2.2)

Latin America & Canada
Argentina	8.7	9.1	(4.8)	5.8	6.6	(13.1)	5.8	6.6	(13.1)	—	—	—	66.4	73.2	(6.8)	—	—	—
Mexico	10.4	10.1	2.5	7.3	7.3	(0.1)	7.3	7.3	(0.2)	—	—	—	70.0	71.8	(1.8)	0.1	—	0.1

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

																	Appendix 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

	Years Ended December 31,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	pp Change	2019	2018	pp Change

Total	2,703.6	2,757.7	(2.0)	766.4	781.7	(2.0)	706.7	740.3	(4.5)	59.7	41.4	44.2	28.4	28.3	0.1	2.2	1.6	0.6

European Union
France	37.9	40.9	(7.4)	17.0	18.5	(7.9)	16.9	18.4	(8.2)	0.1	—	—	45.0	45.5	(0.5)	0.2	0.1	0.1
Germany	73.3	75.2	(2.5)	27.9	28.1	(0.7)	27.0	27.7	(2.5)	0.9	0.4	+100	38.0	37.3	0.7	1.2	0.5	0.7
Italy	67.9	69.0	(1.5)	34.9	35.2	(1.1)	31.4	33.5	(6.5)	3.5	1.7	+100	51.8	51.8	—	4.8	2.2	2.6
Poland	46.2	43.2	6.8	19.0	17.9	6.1	17.9	17.6	1.8	1.1	0.4	+100	41.2	41.5	(0.3)	2.5	0.9	1.6
Spain	45.3	45.0	0.8	14.5	14.1	2.7	14.1	13.9	1.6	0.3	0.2	84.4	31.3	32.1	(0.8)	0.7	0.4	0.3

Eastern Europe
Russia	226.5	238.9	(5.2)	68.0	68.0	—	58.8	64.6	(9.0)	9.2	3.4	+100	30.1	28.3	1.8	3.8	1.0	2.8

Middle East & Africa
Saudi Arabia	20.8	20.6	0.7	9.2	7.4	24.9	9.2	7.4	24.9	—	—	—	43.0	41.5	1.5	—	—	—
Turkey	118.9	118.5	0.3	51.9	55.0	(5.6)	51.9	55.0	(5.6)	—	—	—	43.7	46.4	(2.7)	—	—	—

South & Southeast Asia
Indonesia	306.8	303.6	1.1	98.5	101.4	(2.9)	98.5	101.4	(2.9)	—	—	—	32.1	33.4	(1.3)	—	—	—
Philippines	70.5	73.2	(3.7)	49.7	51.2	(2.9)	49.7	51.2	(2.9)	—	—	—	70.5	69.9	0.6	—	—	—

East Asia & Australia
Australia	12.0	12.8	(5.9)	3.3	3.8	(12.7)	3.3	3.8	(12.7)	—	—	—	27.5	29.7	(2.2)	—	—	—
Japan	158.0	167.3	(5.6)	52.4	52.3	0.3	26.6	30.8	(13.7)	25.8	21.4	20.6	34.5	34.0	0.5	17.1	15.5	1.6
Korea	68.6	69.5	(1.4)	15.5	17.4	(11.1)	10.8	12.0	(9.7)	4.6	5.4	(14.3)	22.6	25.0	(2.4)	6.8	7.8	(1.0)

Latin America & Canada
Argentina	33.4	35.0	(4.6)	23.3	25.8	(9.4)	23.3	25.8	(9.4)	—	—	—	70.0	73.8	(3.8)	—	—	—
Mexico	35.5	35.5	(0.1)	23.8	24.2	(1.4)	23.8	24.2	(1.4)	—	—	—	67.1	68.0	(0.9)	—	—	—

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

								Appendix 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Shipment Volume Adjusted for the Impact of RBH Deconsolidation
(in million units) / (Unaudited)

Total PMI	Quarters Ended December 31,				Years Ended December 31,
	2019	2018		% Change	2019	2018		% Change
Total Shipment Volume	192,207	202,413		(5.0)%	766,361	781,687		(2.0)%
Shipment Volume for RBH-owned brands (1)		(1,413)				(4,335)	(2)
Total Shipment Volume	192,207	201,000	(3)	(4.4)%	766,361	777,352	(3)	(1.4)%

Latin America & Canada

Total Shipment Volume	19,484	21,958		(11.3)%	72,592	80,885		(10.3)%
Shipment Volume for RBH-owned brands		(1,399)				(4,295)	(2)
Total Shipment Volume	19,484	20,559	(3)	(5.2)%	72,592	76,590	(3)	(5.2)%

(1) Includes Duty Free sales in Canada
(2) Represents volume for RBH-owned brands from March 22, 2018 through end of period date
(3) Pro forma

Note: Shipment Volume includes Cigarettes and Heated Tobacco Units; following the deconsolidation of RBH, we report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owners

				Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Years Ended
December 31,			December 31,
$1.04		2019 Diluted Earnings Per Share (1)		$4.61
$1.23		2018 Diluted Earnings Per Share (1)		$5.08
$(0.19)		Change		$(0.47)
(15.4)%		% Change		(9.3)%

		Reconciliation:
$1.23		2018 Diluted Earnings Per Share (1)		$5.08
—		2018 Asset impairment and exit costs		—
0.02		2018 Tax items		0.02
(0.20)		2019 Asset impairment and exit costs		(0.23)
—		2019 Canadian tobacco litigation-related expense		(0.09)
—		2019 Loss on deconsolidation of RBH		(0.12)
—		2019 Russia excise and VAT audit charge		(0.20)
0.02		2019 Fair value adjustment for equity security investments		0.02
—		2019 Tax items		0.04
—		Currency		(0.13)
(0.01)		Interest		0.04
(0.07)		Change in tax rate		(0.04)
0.05		Operations (2)		0.22
$1.04		2019 Diluted Earnings Per Share (1)		$4.61

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Years Ended
December 31,			December 31,
2019	2018		2019	2018
$ 1,616	$ 1,910	Net Earnings attributable to PMI	$ 7,185	$ 7,911
4	3	Less distributed and undistributed earnings attributable to share-based payment awards	17	16
$ 1,612	$ 1,907	Net Earnings for basic and diluted EPS	$ 7,168	$ 7,895

1,556	1,555	Weighted-average shares for basic EPS	1,555	1,555
1	—	Plus Contingently Issuable Performance Stock Units	1	—
1,557	1,555	Weighted-average shares for diluted EPS	1,556	1,555

(2) Includes the impact of shares outstanding and share-based payments

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2019	2018	% Change		2019	2018	% Change
$ 1.04	$ 1.23	(15.4)%	Reported Diluted EPS	$ 4.61	$ 5.08	(9.3)%
—			Currency	(0.13)
$ 1.04	$ 1.23	(15.4)%	Reported Diluted EPS, excluding Currency	$ 4.74	$ 5.08	(6.7)%

Quarters Ended December 31,				Years Ended December 31,
2019	2018	% Change		2019	2018	% Change
$ 1.04	$ 1.23	(15.4)%	Reported Diluted EPS	$ 4.61	$ 5.08	(9.3)%
0.20	—		Asset impairment and exit costs	0.23	—
—	—		Canadian tobacco litigation-related expense	0.09	—
—	—		Loss on deconsolidation of RBH	0.12	—
—	—		Russia excise and VAT audit charge	0.20	—
(0.02)	—		Fair value adjustment for equity security investments	(0.02)	—
—	0.02		Tax items	(0.04)	0.02
$ 1.22	$ 1.25	(2.4)%	Adjusted Diluted EPS	$ 5.19	$ 5.10	1.8%
—			Currency	(0.13)
$ 1.22	$ 1.25	(2.4)%	Adjusted Diluted EPS, excluding Currency	$ 5.32	$ 5.10	4.3%

								Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended	Quarter Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,	March 31,
	2018	2018	2018	2018	2018	2018	2018	2019
Reported Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.23	$5.08	$ 0.87
Asset impairment and exit costs	—	—	—	—	—	—	—	0.01
Canadian tobacco litigation-related expense	—	—	—	—	—	—	—	0.09
Loss on deconsolidation of RBH	—	—	—	—	—	—	—	0.12
Tax items	—	—	—	—	—	0.02	0.02	—
Adjusted Diluted EPS	$ 1.00	$ 1.41	$ 2.41	$ 1.44	$ 3.85	$ 1.25	$ 5.10	$ 1.09 (3)
Net earnings attributable to RBH	— (1)	(0.08)	(0.08) (1)	(0.09)	(0.18) (1)	(0.08)	(0.26) (1)	— (2)
Pro Forma Adjusted Diluted EPS	$ 1.00	$ 1.33	$ 2.33	$ 1.35	$ 3.67	$ 1.17	$ 4.84

(1) Represents the impact of net earnings attributable to RBH from March 22, 2018 through end of period date
(2) Represents the impact of net earnings attributable to RBH from March 22, 2019 through end of period date
(3) Includes approximately $0.06 per share of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year.

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2019					Combustible Products	2018	% Change
$ 1,954	$ (85)	$ 2,039	—	$ 2,039	European Union	$ 2,051	(4.7)%	(0.6)%	(0.6)%
663	17	646	—	646	Eastern Europe	671	(1.1)%	(3.7)%	(3.7)%
910	10	900	—	900	Middle East & Africa	919	(1.0)%	(2.1)%	(2.1)%
1,487	68	1,419	—	1,419	South & Southeast Asia	1,222	21.7%	16.1%	16.1%
619	(7)	626	—	626	East Asia & Australia	726	(14.7)%	(13.8)%	(13.8)%
546	(9)	554	—	554	Latin America & Canada	783	(30.4)%	(29.3)%	(29.3)%
$ 6,179	$ (4)	$ 6,184	—	$ 6,184	Total Combustible	$ 6,373	(3.0)%	(3.0)%	(3.0)%

2019					Reduced-Risk Products	2018	% Change
$ 482	$ (21)	$ 503	—	$ 503	European Union	$ 289	67.0%	74.4%	74.4%
319	12	307	—	307	Eastern Europe	145	+100%	+100%	+100%
74	2	72	—	72	Middle East & Africa	69	7.4%	4.6%	4.6%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
651	7	644	—	644	East Asia & Australia	619	5.1%	4.1%	4.1%
8	—	9	—	9	Latin America & Canada(1)	5	85.5%	92.8%	92.8%
$ 1,534	$ (2)	$ 1,535	—	$ 1,535	Total RRPs	$ 1,126	36.2%	36.3%	36.3%

2019					PMI	2018	% Change
$ 2,436	$ (106)	$ 2,542	—	$ 2,542	European Union	$ 2,340	4.1%	8.6%	8.6%
982	29	953	—	953	Eastern Europe	816	20.3%	16.8%	16.8%
984	12	972	—	972	Middle East & Africa	988	(0.4)%	(1.6)%	(1.6)%
1,487	68	1,419	—	1,419	South & Southeast Asia	1,222	21.7%	16.1%	16.1%
1,270	—	1,270	—	1,270	East Asia & Australia	1,345	(5.6)%	(5.6)%	(5.6)%
554	(9)	563	—	563	Latin America & Canada	788	(29.7)%	(28.6)%	(28.6)%
$ 7,713	$ (6)	$ 7,719	—	$ 7,719	Total PMI	$ 7,499	2.9%	2.9%	2.9%

(1) Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

								Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2019					Combustible Products	2018	% Change
$ 8,093	$ (465)	$ 8,558	—	$ 8,558	European Union	$ 8,433	(4.0)%	1.5%	1.5%
2,438	(89)	2,526	—	2,526	Eastern Europe	2,597	(6.1)%	(2.7)%	(2.7)%
3,721	(161)	3,882	—	3,882	Middle East & Africa	3,732	(0.3)%	4.0%	4.0%
5,094	(10)	5,104	—	5,104	South & Southeast Asia	4,656	9.4%	9.6%	9.6%
2,693	(39)	2,732	—	2,732	East Asia & Australia	3,074	(12.4)%	(11.1)%	(11.1)%
2,179	(67)	2,246	—	2,246	Latin America & Canada	3,037	(28.2)%	(26.1)%	(26.1)%
$ 24,218	$ (831)	$ 25,049	—	$ 25,049	Total Combustible	$ 25,529	(5.1)%	(1.9)%	(1.9)%

2019					Reduced-Risk Products	2018	% Change
$ 1,724	$ (98)	$ 1,822	—	$ 1,822	European Union	$ 865	99.2%	+100%	+100%
844	(19)	864	—	864	Eastern Europe	324	+100%	+100%	+100%
321	(1)	322	—	322	Middle East & Africa	382	(15.8)%	(15.7)%	(15.7)%
—	—	—	—	—	South & Southeast Asia	—	—%	—%	—%
2,671	13	2,658	—	2,658	East Asia & Australia	2,506	6.6%	6.0%	6.0%
27	(1)	28	—	28	Latin America & Canada(1)	19	41.9%	49.9%	49.9%
$ 5,587	$ (106)	$ 5,693	—	$ 5,693	Total RRPs	$ 4,096	36.4%	39.0%	39.0%

2019					PMI	2018	% Change
$ 9,817	$ (563)	$ 10,380	—	$ 10,380	European Union	$ 9,298	5.6%	11.6%	11.6%
3,282	(108)	3,390	—	3,390	Eastern Europe	2,921	12.4%	16.1%	16.1%
4,042	(162)	4,204	—	4,204	Middle East & Africa	4,114	(1.8)%	2.2%	2.2%
5,094	(10)	5,104	—	5,104	South & Southeast Asia	4,656	9.4%	9.6%	9.6%
5,364	(26)	5,390	—	5,390	East Asia & Australia	5,580	(3.9)%	(3.4)%	(3.4)%
2,206	(68)	2,274	—	2,274	Latin America & Canada	3,056	(27.8)%	(25.6)%	(25.6)%
$ 29,805	$ (937)	$ 30,742	—	$ 30,742	Total PMI	$ 29,625	0.6%	3.8%	3.8%

(1) Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million.

									Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income		Currency	Operating Income excluding Currency	Acquisitions	Operating Income excluding Currency & Acquisitions		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions

2019						Quarters Ended December 31,	2018	% Change
$ 624	(1)	$ (69)	$ 693	—	$ 693	European Union	$ 1,009	(38.2)%	(31.3)%	(31.3)%
263		33	230	—	230	Eastern Europe	220	19.5%	4.5%	4.5%
380		15	365	—	365	Middle East & Africa	359	5.8%	1.7%	1.7%
692		42	650	—	650	South & Southeast Asia	423	63.6%	53.7%	53.7%
412		4	408	—	408	East Asia & Australia	412	—%	(1.0)%	(1.0)%
135	(2)	4	131	—	131	Latin America & Canada	279	(51.6)%	(53.0)%	(53.0)%
$ 2,506		$ 29	$ 2,477	—	$ 2,477	Total PMI	$ 2,702	(7.3)%	(8.3)%	(8.3)%

2019						Years Ended December 31,	2018	% Change
$ 3,970	(1)	$ (330)	$ 4,300	—	$ 4,300	European Union	$ 4,105	(3.3)%	4.8%	4.8%
547	(3)	23	524	—	524	Eastern Europe	902	(39.4)%	(41.9)%	(41.9)%
1,684		(53)	1,737	—	1,737	Middle East & Africa	1,627	3.5%	6.8%	6.8%
2,163	(4)	17	2,146	—	2,146	South & Southeast Asia	1,747	23.8%	22.8%	22.8%
1,932		37	1,895	—	1,895	East Asia & Australia	1,851	4.4%	2.4%	2.4%
235	(5)	14	221	—	221	Latin America & Canada	1,145	(79.5)%	(80.7)%	(80.7)%
$ 10,531		$ (292)	$ 10,823	—	$ 10,823	Total PMI	$ 11,377	(7.4)%	(4.9)%	(4.9)%

(1) Includes asset impairment and exit costs ($342 million)
(2) Includes asset impairment and exit costs ($15 million)
(3) Includes the Russia excise and VAT audit charge ($374 million)
(4) Includes asset impairment and exit costs ($22 million)
(5) Includes asset impairment and exit costs ($60 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

													Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others		Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions

2019								Quarters Ended December 31,	2018			% Change
$ 624	$ (342)	(1)	$ 966	$ (69)	$ 1,035	—	$ 1,035	European Union	$ 1,009	—	$ 1,009	(4.3)%	2.6%	2.6%
263	—		263	33	230	—	230	Eastern Europe	220	—	220	19.5%	4.5%	4.5%
380	—		380	15	365	—	365	Middle East & Africa	359	—	359	5.8%	1.7%	1.7%
692	—		692	42	650	—	650	South & Southeast Asia	423	—	423	63.6%	53.7%	53.7%
412	—		412	4	408	—	408	East Asia & Australia	412	—	412	—%	(1.0)%	(1.0)%
135	(15)	(1)	150	4	146	—	146	Latin America & Canada	279	—	279	(46.2)%	(47.7)%	(47.7)%
$ 2,506	$ (357)		$ 2,863	$ 29	$ 2,834	—	$ 2,834	Total PMI	$ 2,702	—	$ 2,702	6.0%	4.9%	4.9%

2019								Years Ended December 31,	2018			% Change
$ 3,970	$ (342)	(1)	$ 4,312	$ (330)	$ 4,642	—	$ 4,642	European Union	$ 4,105	—	$ 4,105	5.0%	13.1%	13.1%
547	(374)	(2)	921	23	898	—	898	Eastern Europe	902	—	902	2.1%	(0.4)%	(0.4)%
1,684	—		1,684	(53)	1,737	—	1,737	Middle East & Africa	1,627	—	1,627	3.5%	6.8%	6.8%
2,163	(20)	(1)	2,183	17	2,166	—	2,166	South & Southeast Asia	1,747	—	1,747	25.0%	24.0%	24.0%
1,932	—		1,932	37	1,895	—	1,895	East Asia & Australia	1,851	—	1,851	4.4%	2.4%	2.4%
235	(493)	(3)	728	14	714	—	714	Latin America & Canada	1,145	—	1,145	(36.4)%	(37.6)%	(37.6)%
$ 10,531	$ (1,229)		$ 11,760	$ (292)	$ 12,052	—	$ 12,052	Total PMI	$ 11,377	—	$ 11,377	3.4%	5.9%	5.9%

(1) Represents asset impairment and exit costs
(2) Represents the Russia excise and VAT audit charge
(3) Includes asset impairment and exit costs ($60 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

														Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (1)	Net Revenues excluding Currency & Acqui-sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions

2019									Quarters Ended December 31,	2018			% Points Change
$ 966	$ 2,436	39.7%	$ 1,035	$ 2,542	40.7%	$ 1,035	$ 2,542	40.7%	European Union	$ 1,009	$ 2,340	43.1%	(3.4)	(2.4)	(2.4)
263	982	26.8%	230	953	24.1%	230	953	24.1%	Eastern Europe	220	816	27.0%	(0.2)	(2.9)	(2.9)
380	984	38.6%	365	972	37.6%	365	972	37.6%	Middle East & Africa	359	988	36.3%	2.3	1.3	1.3
692	1,487	46.5%	650	1,419	45.8%	650	1,419	45.8%	South & Southeast Asia	423	1,222	34.6%	11.9	11.2	11.2
412	1,270	32.4%	408	1,270	32.1%	408	1,270	32.1%	East Asia & Australia	412	1,345	30.6%	1.8	1.5	1.5
150	554	27.1%	146	563	25.9%	146	563	25.9%	Latin America & Canada	279	788	35.4%	(8.3)	(9.5)	(9.5)
$ 2,863	$ 7,713	37.1%	$ 2,834	$ 7,719	36.7%	$ 2,834	$ 7,719	36.7%	Total PMI	$ 2,702	$ 7,499	36.0%	1.1	0.7	0.7

2019									Years Ended December 31,	2018			% Points Change
$ 4,312	$ 9,817	43.9%	$ 4,642	$ 10,380	44.7%	$ 4,642	$ 10,380	44.7%	European Union	$ 4,105	$ 9,298	44.1%	(0.2)	0.6	0.6
921	3,282	28.1%	898	3,390	26.5%	898	3,390	26.5%	Eastern Europe	902	2,921	30.9%	(2.8)	(4.4)	(4.4)
1,684	4,042	41.7%	1,737	4,204	41.3%	1,737	4,204	41.3%	Middle East & Africa	1,627	4,114	39.5%	2.2	1.8	1.8
2,183	5,094	42.9%	2,166	5,104	42.4%	2,166	5,104	42.4%	South & Southeast Asia	1,747	4,656	37.5%	5.4	4.9	4.9
1,932	5,364	36.0%	1,895	5,390	35.2%	1,895	5,390	35.2%	East Asia & Australia	1,851	5,580	33.2%	2.8	2.0	2.0
728	2,206	33.0%	714	2,274	31.4%	714	2,274	31.4%	Latin America & Canada	1,145	3,056	37.5%	(4.5)	(6.1)	(6.1)
$ 11,760	$ 29,805	39.5%	$ 12,052	$ 30,742	39.2%	$ 12,052	$ 30,742	39.2%	Total PMI	$ 11,377	$ 29,625	38.4%	1.1	0.8	0.8

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 7
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedules 4 and 5

								Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions, except per share data) / (Unaudited)

	Quarters Ended December 31,				Years Ended December 31,
	2019	2018		% Change	2019	2018		% Change
Net Revenues	$ 7,713	$ 7,499		2.9%	$ 29,805	$ 29,625		0.6%
Net Revenues attributable to RBH		(236)				(742)	(1)
Net Revenues	$ 7,713	$ 7,263	(2)	6.2%	$ 29,805	$ 28,883	(2)	3.2%
Currency	(5)				(937)
Net Revenues, ex. currency	$ 7,718	$ 7,263	(2)	6.3%	$ 30,742	$ 28,883	(2)	6.4%

Operating Income	$ 2,506	$ 2,702		(7.3)%	$ 10,531	$ 11,377		(7.4)%
Asset impairment and exit costs	(357)	—			(422)	—
Canadian tobacco litigation-related expense	—	—			(194)	—
Loss on deconsolidation of RBH	—	—			(239)	—
Russia excise and VAT audit charge	—	—			(374)	—
Adjusted Operating Income	$ 2,863	$ 2,702		6.0%	$ 11,760	$ 11,377		3.4%
Operating Income attributable to RBH		(168)				(542)	(1)
Adjusted Operating Income	$ 2,863	$ 2,534	(2)	13.0%	$ 11,760	$ 10,835	(2)	8.5%
Currency	28				(293)
Adjusted Operating Income, ex. currency	$ 2,835	$ 2,534	(2)	11.9%	$ 12,053	$ 10,835	(2)	11.2%

Adjusted OI Margin	37.1%	36.0%		1.1	39.5%	38.4%		1.1
Adjusted OI Margin attributable to RBH		(1.1)				(0.9)	(1)
Adjusted OI Margin	37.1%	34.9%	(2)	2.2	39.5%	37.5%	(2)	2.0
Currency	0.4				0.3
Adjusted OI Margin, ex. currency	36.7%	34.9%	(2)	1.8	39.2%	37.5%	(2)	1.7

Adjusted Diluted EPS (3)	$ 1.22	$ 1.25		(2.4)%	$ 5.19	$ 5.10		1.8%
Net earnings attributable to RBH		(0.08)				(0.26)	(1)
Adjusted Diluted EPS	$ 1.22	$ 1.17	(2)	4.3%	$ 5.19	$ 4.84	(2)	7.2%
Currency	—				(0.13)
Adjusted Diluted EPS, ex. currency	$ 1.22	$ 1.17	(2)	4.3%	$ 5.32	$ 4.84	(2)	9.9%

(1) Represents the impact attributable to RBH from March 22, 2018 through end of period date
(2) Pro forma
(3) For the calculation, see Schedule 2
Note: Financials attributable to RBH include Duty Free sales in Canada

								Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions) / (Unaudited)

Latin America & Canada	Quarters Ended December 31,				Years Ended December 31,
	2019	2018		% Change	2019	2018		% Change
Net Revenues	$ 554	$ 788		(29.7)%	$ 2,206	$ 3,056		(27.8)%
Net Revenues attributable to RBH		(234)				(737)	(1)
Net Revenues	$ 554	$ 554	(2)	—%	$ 2,206	$ 2,319	(2)	(4.9)%
Currency	(8)				(68)
Net Revenues, ex. currency	$ 562	$ 554	(2)	1.4%	$ 2,274	$ 2,319	(2)	(1.9)%

Operating Income	$ 135	$ 279		(51.6)%	$ 235	$ 1,145		(79.5)%
Asset impairment and exit costs	(15)	—			(60)	—
Canadian tobacco litigation-related expense	—	—			(194)	—
Loss on deconsolidation of RBH	—	—			(239)	—
Adjusted Operating Income	$ 150	$ 279		(46.2)%	$ 728	$ 1,145		(36.4)%
Operating Income attributable to RBH		(167)				(539)	(1)
Adjusted Operating Income	$ 150	$ 112	(2)	33.9%	$ 728	$ 606	(2)	20.1%
Currency	3				13
Adjusted Operating Income, ex. currency	$ 147	$ 112	(2)	31.3%	$ 715	$ 606	(2)	18.0%

Adjusted OI Margin	27.1%	35.4%		(8.3)	33.0%	37.5%		(4.5)
Adjusted OI Margin attributable to RBH		(15.2)				(11.4)	(1)
Adjusted OI Margin	27.1%	20.2%	(2)	6.9	33.0%	26.1%	(2)	6.9
Currency	0.9				1.6
Adjusted OI Margin, ex. currency	26.2%	20.2%	(2)	6.0	31.4%	26.1%	(2)	5.3

(1) Represents the impact attributable to RBH from March 22, 2018 through end of period date
(2) Pro forma

					Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2019	2018	Change Fav./(Unfav.)		2019	2018	Change Fav./(Unfav.)
$ 19,849	$ 19,858	—%	Revenues including Excise Taxes	$ 77,921	$ 79,823	(2.4)%
12,136	12,359	1.8%	Excise Taxes on products	48,116	50,198	4.1%
7,713	7,499	2.9%	Net Revenues	29,805	29,625	0.6%
2,778	2,781	0.1%	Cost of sales	10,513	10,758	2.3%
4,935	4,718	4.6%	Gross profit	19,292	18,867	2.3%
2,413	1,997	(20.8)%	Marketing, administration and research costs (1)	8,695	7,408	(17.4)%
16	19		Amortization of intangibles	66	82
2,506	2,702	(7.3)%	Operating Income	10,531	11,377	(7.4)%
136	125	(8.8)%	Interest expense, net	570	665	14.3%
28	22	(27.3)%	Pension and other employee benefit costs	89	41	-(100)%
2,342	2,555	(8.3)%	Earnings before income taxes	9,872	10,671	(7.5)%
623	551	(13.1)%	Provision for income taxes	2,293	2,445	6.2%
(63)	1		Equity investments and securities (income)/loss, net	(149)	(60)
1,782	2,003	(11.0)%	Net Earnings	7,728	8,286	(6.7)%
166	93		Net Earnings attributable to noncontrolling interests	543	375
$ 1,616	$ 1,910	(15.4)%	Net Earnings attributable to PMI	$ 7,185	$ 7,911	(9.2)%

			Per share data (2):
$ 1.04	$ 1.23	(15.4)%	Basic Earnings Per Share	$ 4.61	$ 5.08	(9.3)%
$ 1.04	$ 1.23	(15.4)%	Diluted Earnings Per Share	$ 4.61	$ 5.08	(9.3)%

(1) Year ended December 31, 2019 includes asset impairment and exit costs ($422 million), the Canadian tobacco litigation-related expense ($194 million), the loss on deconsolidation of RBH ($239 million) and the Russia excise and VAT audit charge ($374 million). Quarter ended December 31, 2019 includes asset impairment and exit costs ($357 million).

(2) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and for the year ended December 31, 2019 and 2018 are shown on Schedule 1, Footnote 1.

		Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios) / (Unaudited)

	December 31,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$6,861	$6,593
All other current assets	13,653	12,849
Property, plant and equipment, net	6,631	7,201
Goodwill	5,858	7,189
Other intangible assets, net	2,113	2,278
Investments in unconsolidated subsidiaries and equity securities	4,635	1,269
Other assets	3,124	2,422
Total assets	$42,875	$39,801

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$338	$730
Current portion of long-term debt	4,051	4,054
All other current liabilities	14,444	12,407
Long-term debt	26,656	26,975
Deferred income taxes	908	898
Other long-term liabilities	6,077	5,476
Total liabilities	52,474	50,540

Total PMI stockholders' deficit	(11,577)	(12,459)
Noncontrolling interests	1,978	1,720
Total stockholders' (deficit) equity	(9,599)	(10,739)
Total liabilities and stockholders' (deficit) equity	$42,875	$39,801

		Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended December 31, 2019	Year Ended December 31, 2018

Net Earnings	$7,728	$8,286
Equity investments and securities (income)/loss, net	(149)	(60)
Provision for income taxes	2,293	2,445
Interest expense, net	570	665
Depreciation and amortization	964	989
Asset impairment and exit costs and Others (1)	1,229	—
Adjusted EBITDA	$ 12,635	$12,325

	December 31,	December 31,
	2019	2018
Short-term borrowings	$338	$730
Current portion of long-term debt	4,051	4,054
Long-term debt	26,656	26,975
Total Debt	$31,045	$31,759
Cash and cash equivalents	6,861	6,593
Net Debt	$24,184	$25,166

Ratios:
Total Debt to Adjusted EBITDA	2.46	2.58
Net Debt to Adjusted EBITDA	1.91	2.04

(1) Others include the Canadian tobacco litigation-related expense ($194 million), the loss on deconsolidation of RBH ($239 million) and the Russia excise and VAT audit charge ($374 million)

						Schedule 14
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2019	2018	% Change		2019	2018	% Change
$ 3,324	$ 2,422	37.2%	Net cash provided by operating activities (1)	$ 10,090	$ 9,478	6.5%
(112)			Currency	(972)
$ 3,436	$ 2,422	41.9%	Net cash provided by operating activities, excluding currency	$ 11,062	$ 9,478	16.7%

(1) Operating cash flow